 FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES
                      ACT OF 1933





                       Crane Co.
 Exact name of registrant as specified in its charter

     Delaware                           13-1952290

State or other jurisdiction of         I.R.S. Employer
              incorporation or organization
                  Identification No.

     100 First Stamford Place, Stamford, CT  06902

  Address of principal executive offices  (zip code)

   ELDEC CORPORATION DEFERRED INCOME PLAN AND TRUST
                Full title of the plan

Augustus I. duPont, Vice President, General Counsel and
                       Secretary
  Crane Co., 100 First Stamford Place, Stamford, CT.
                         06902

         Name and address of agent for service

                     203-363-7300
         Telephone number of agent for service

               CALCULATION OF REGISTRATION FEE
_____________________________________________________

Title of              Proposed
Proposed              Maximum   Maximum
Securities Amount       Offering  Aggregate Amount of
to be      to be      Price per Offering  Registration
Registered Registered Share(1)  Price     Fee (1)
_____________________________________________________
Common     100,000 shs.$45.81  $4,581,000 $1,580
Stock par
value $1.00
Per Share
-Interests
in the Plan
(2)____________________________________________________


(1)   Pursuant to Rule 457(c) and (h) under the
      Securities Act of 1993 the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York
      Stock Exchange-Consolidated Trading on November
      20, 1996.


(2) Pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of interests in the ELDEC
     Corporation Deferred Income Plan and Trust.

PART II

Information Required in the Registration Statement

Item. 3.  Incorporation of Documents by Reference.

     The following documents filed by Crane Co. (the
"Company") with the Securities and Exchange Commission
(the "Commission) are incorporated by reference into this Registration Statement:

     1. The Company's Annual Report on Form 10-K, filed with the Commission for the fiscal year ended
December 31, 1995 (No. 1-1657).

     2. The Company's Quarterly Reports on Form 10-Q, filed with the Commission for the quarterly periods ended March 31, June 30 and September 30, 1996 (No. 1-
1657).

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description. Reference is also made to the description of Crane Co. common stock set forth in Crane Co.'s
Registration Statement on Form S-4 (Reg. No. 333-11707) filed on September 10, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration
Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the ELDEC Corporation Deferred Income Plan and Trust (the "Plan") meeting the requirements of
Section 10(a) of the Securities Act of 1933, as amended
(the "Securities Act").

Item 4.  Description of Securities

     The class of securities to be offered under this Registration Statement is registered under Section
12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     No opinion regarding the legality of the Common
Stock to which this Registration Statement relates has been furnished because the Common Stock to be purchased under the Plan will be purchased in the open market or out of the Company's treasury shares.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General
Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's
Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Director of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance.
The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

Item 7.  Exemption from Registration Claimed.

      Not Applicable

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration
Statement:

EXHIBI  DESCRIPTION
T NO.

4.1     The Certificate of Incorporation of the
        Company, as amended through May 7, 1987
        (incorporated by reference to Exhibit D
        to the Company's Annual Report on Form 10-
        K for the fiscal year ended December 31, 1987 -- Commission File No. 1-1657)

4.2     The By-Laws of the Company, as amended
        through December 5, 1994 (incorporated by reference to Exhibit A to the Company's
        Annual Report on Form 10-K for the fiscal year ended December 31, 1995 --
        Commission File No. 1-1657)

4.3     ELDEC Corporation Deferred Income Plan
        and Trust, as amended through July 1,
        1996

23.1    Consent of Deloitte & Touche LLP,
        independent public accountants

24.1    Power of Attorney (set forth on the
        signature page of this Registration
        Statement)

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)       To include any prospectus required
by Section 10(a)(3) of the Securities Act;

          (ii)      To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)          To include any material
information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration
Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the
event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     SIGNATURES

      Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 20th day of November, 1996.

CRANE CO.

By:/s/R. S. Evans
R. S. Evans
Chairman of the Board and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Augustus I. duPont and Thomas J. Ungerland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities
Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE              TITLE             DATE

/s/R. S. Evans    Chairman of     November 20,
R. S. Evans       the Board and   1996
                  Chief
                  Executive
                  Officer and a
                  Director
/s/D.S. Smith     Vice President  November 20,
D. S. Smith       Finance and     1996
                  Chief
                  Financial
                  Officer
/s/M. L. Raithel  Controller and  November 20,
M. L. Raithel     Principal       1996
                  Accounting
                  Officer
/s/M. Anathan,    Director        November 20,
III                               1996
M. Anathan, III
/s/E. T. Bigelow, Director        November 20,
Jr.                               1996
E. T. Bigelow,
Jr.
/s/R. S. Forte'   Director        November 20,
R. S. Forte'                      1996
/s/D. R. Gardner  Director        November 20,
D. R. Gardner                     1996
/s/J. Gaulin      Director        November 20,
J. Gaulin                         1996
/s/D. C. Minton   Director        November 20,
D. C. Minton                      1996
/s/C. J. Queenan, Director        November 20,
Jr.                               1996
C. J. Queenan
/s/B. Yavitz      Director        November 20,
B. Yavitz                         1996

<PAGE
                EXHIBIT INDEX

EXHIBI DESCRIPTION                        Sequen-
T NO.                                     tial
                                          Page
                                          No.

4.1    The Certificate of Incorporation   --
       of the Company, as amended
       through May 7, 1987 (incorporated
       by reference to Exhibit D to the
       Company's Annual Report on Form
       10-K for the fiscal year ended
       December 31, 1987 -- Commission
       File No. 1-1657)

4.2    The By-Laws of the Company, as     --
       amended through December 5, 1994
       (incorporated by reference to
       Exhibit A to the Company Annual
       Report on Form 10-K for the
       fiscal year ended December
       31,1995 -- Commission File No. 1-
       1657)

4.3    ELDEC Corporation Deferred Income
       Plan and Trust, as amended
       through July 1, 1996

23.1   Consent of Deloitte & Touche LLP,
       independent public accountants

24.1   Power of Attorney (set forth on
       the signature page of this
       Registration Statement)


                          EXHIBIT 4.3

                       ELDEC CORPORATION
                 DEFERRED INCOME PLAN AND TRUST




     THIS AGREEMENT is made and entered into at Lynnwood, Washington, this ____ day of ____________,
1996, by and between ELDEC CORPORATION, a Washington corporation having its principal place of business at Lynnwood, Washington, hereinafter called the
"Employer," and U.S. TRUST COMPANY OF THE PACIFIC
NORTHWEST, its successor or successors, hereinafter called "Trustee" of Plan assets other than assets comprised of Participant loans, and DAVID NEILS, his successor and successors, hereinafter called "Trustee" of only those Plan assets comprised of Participant loans.

     WHEREAS, on January 1, 1985, the Employer established for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, an Internal Revenue Code Section 401(k) profit sharing plan; and

     WHEREAS, the Board of Directors of the Employer amended and restated the Plan and Trust in order to comply with the Tax Reform Act of 1986, and effective
January 1, 1991, to add Employer matching contributions;

     WHEREAS, the Board of Directors of the Employer has now decided to amend and restate the Plan and Trust effective January 1, 1996 in order to amend the Plan eligibility requirement, the definition of Compensation for contribution purposes, the Plan Fund and investment of Trust Fund provisions, and to provide that post-1995
Employer matching contributions will be made in cash or shares of Crane Co. stock;

     NOW, THEREFORE, it is agreed that the Plan shall be amended and restated in its entirety, effective as of January 1, 1996 as follows:

                           ARTICLE I
                              Name

     The Plan and Trust shall be known as the ELDEC
Corporation Deferred Income Plan and Trust (the
"Plan"). This amended and restated Plan controls the rights of all Participants who accrue benefits hereunder on or after January 1, 1996. The rights of persons who received Plan benefits prior to January 1, 1996, or persons who terminated employment with the Employer before January 1, 1996 with a vested Accrued
Benefit, are controlled by the terms of the Plan in existence prior to January 1, 1996 and by only those terms of this Plan that relate to required Tax Reform
Act of 1986 changes which are effective prior to January 1, 1996 and which apply to persons who terminated employment or received Plan benefits prior to January 1, 1996.

                           ARTICLE II
                          Definitions

     A. "Accrued Benefit" means the balance of a Participant's accounts at any time.

     B. "Affiliated Employer" means any corporation which, along with ELDEC Corporation, is a member of a controlled group of trades or businesses, and which shall hereafter adopt this Plan and Trust by appropriate agreement. An Affiliated Employer shall be treated as an Employer in applying the terms of this Plan, except that in applying the terms of Articles X and XVIII, only ELDEC Corporation's Board of Directors has the right to appoint the Plan Administrative
Committee and to amend and terminate the Plan.

     C. "Anniversary Date" means the last day of each Plan Year.

     D.   "Board" means the Employer's Board of
Directors.

     E.   "Code" means the Internal Revenue Code of
1986, as amended from time to time.

     F.   "Committee" means the Administrative
Committee appointed by the Board.

     G. "Compensation" means an Employee's total salary, wages, overtime, lump sum merit increases, commissions and bonuses from the Employer before any deferral of income pursuant to Paragraph A of
Article IV and before any salary reductions to the Employer's Internal Revenue Code Section 125 flexible benefits plan, if any, but excluding severance pay, moving expenses, hiring bonuses, performance awards, Employer contributions hereunder pursuant to
Paragraph B of Article IV, Employer contributions to the ELDEC Corporation Retirement Plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance.

     For purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph C hereof) and the Code Section 416 top heavy requirements
(Articles XIX and XX hereof), "Compensation" means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances). Such compensation does not include:

          1.   Contributions to a plan of deferred
compensation which are not includable in the Employee's gross income for the taxable year in which contributed;

          2.   Employer contributions to a simplified
employee
pension described in Section 408(k) of the Code to the extent deductible by the Employee;

          3.   Distributions from a plan of deferred
compensation regardless of whether such amounts are includable in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includable in gross income);

          4.   Amounts realized from the exercise of a
nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          5. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

          6.   Other amounts which receive special tax
benefits such as premiums for group term life insurance
(but only to the extent that the premiums are not includable in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

     For Plan Years commencing after December 31, 1988, but before January 1, 1994, Compensation in excess of $200,000 (as adjusted pursuant to Code Section 415(d)) in any Plan Year shall not be considered for purposes of the Plan.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years commencing on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code
Section 401(a)(17)(B) of the Internal Revenue Code.
The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     For Plan Years beginning on or after January 1,
1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

     In determining the Compensation of an Employee, a participant who is a member of the family of (a) a five percent (5%) owner or (b) one of the ten Highly
Compensated Employees paid the greatest Compensation during the Plan Year shall not be considered a separate
Employee, and any Compensation paid to such participant shall be treated as if it were paid on behalf of the five percent (5%) owner or Highly Compensated Employee.
The term "family" shall include the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan
Year.

     The annual Compensation limit of Code Section
401(a)(17) shall be allocated on a pro rata basis among family members whose Compensation is required to be aggregated under this Paragraph G in the proportion that each such family member's W-2 compensation plus
Section 125 cafeteria plan and 401(k) plan salary reduction contributions, if any, bears to the total of all such family members' W-2 compensation plus
Section 125 cafeteria plan and 401(k) plan salary reduction contributions, if any.

     H. "Effective Date" means January 1, 1996, the effective date of the amendment and restatement of this Plan, except that those provisions of this amended and restated Plan which comply with requirements of the Tax
Reform Act of 1986, the Omnibus Budget Reconciliation
Act of 1986, the Omnibus Budget Reconciliation Act of
1987, and the final regulations issued pursuant to the Retirement Equity Act of 1984, to the extent applicable to Plan Years beginning in 1989 shall be effective as of the first day of the 1989 Plan Year and to the extent applicable to Plan Years beginning before 1989, shall be effective as of the first day of the 1987 Plan
Year, or earlier if required by applicable law.  The
Employer's plan was originally adopted effective
January 1, 1985.

     I. "Employee" means any person in the service of the Employer receiving a wage or salary. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder for purposes of Code
Section 414(n)(3) unless (i) leased employees constitute less than 20% of the Employer's non-highly-compensated work force as defined in Code
Section 414(n)(5)(C)(ii) and (ii) the leased employee is a participant in a plan described in Code Section
414(n)(5)(B). Notwithstanding that a leased employee is treated as an Employee hereunder for purposes of Code Section 414(n)(3), he shall not receive credit for service or share in Employer contributions hereunder.

     J. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Employer.

     K. "Enrollment Date" means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. The Enrollment Date for an

Employee hired during a calendar quarter whose Employment Commencement Date is on or before the 20th day of the last month of the calendar quarter shall be the first day of the first pay period that begins in the next calendar quarter. The Enrollment Date for an Employee hired during a calendar quarter whose Employment Commencement Date is after the 20th day of the last month of the calendar quarter shall be the first day of the first pay period that begins in the second calendar quarter commencing after his Employment
Commencement Date.

     L.   "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time.

     M. "Fiscal Year" means the Employer's fiscal year for federal tax purposes.

     N.   "Fund" means the trust fund established
pursuant to this Plan and Trust Agreement in which all of the assets of the Plan are held. The Fund shall be divided into a number of separate investment funds selected by the Committee and communicated to Participants.

     O.   "Highly-Compensated Employee" means any
Employee who during the Plan Year or the preceding Plan
Year is (i) a 5% owner (as defined by Code
Section 416(i)(1)), or (ii) an Employee who receives compensation in excess of $75,000 (or the amount in effect for the Plan Year, as adjusted by the Secretary of the Treasury), (iii) an Employee who receives compensation in excess of $50,000 (or the amount in effect for the Plan Year, as adjusted by the Secretary of the Treasury) and who is in the Top-Paid Group, or
(iv) an Employee who was at any time an officer of the Employer and who received compensation in excess of 50% of the amount in effect under Code
Section 415(b)(1)(A).

     "Compensation" means compensation within the meaning of Code Section 415(c)(3), that is, compensation of the Participant from the employer for the applicable Plan Year or preceding Plan Year, including elective or salary reduction contributions to a cafeteria plan under Code Section 125, cash or deferred arrangement under Code Section 401(k) or tax-sheltered annuity under Code Section 403(b). The
"employer" for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c),
(m), or (o).

     An Employee described in (ii), (iii) or (iv) above for the Plan Year in question will not be considered a Highly-Compensated Employee for such year unless he was a Highly-Compensated Employee in the preceding Plan
Year. Provided, the preceding sentence shall not apply if the Employee is one of the 100 highest-paid
Employees in the current Plan Year.

     No more than 50 Employees shall be considered officers, or if less, no more than the greater of three or 10% of all Employees (without regard to any exclusions) shall be considered officers. If all officers earn less than 50% of the amount stated in Code Section 415(b)(1)(A) for the calendar year in which the applicable year begins, then the highest-paid officer shall be considered a Highly Compensated
Employee.

     The Top-Paid Group shall consist of the top 20% of Employees ranked in order of compensation excluding
Employees (i) who have not completed six months of service; (ii) who normally work less than 17 and one half hours per week; (iii) who normally work not more than six months per year; (iv) who have not attained age 21; (v) who are nonresident aliens receiving no U.S. source earned income, and (vi) to the extent provided in Treasury regulations, Employees who are included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Employer.

     A former Employee shall be considered a Highly-
Compensated Employee if he was a Highly-Compensated
Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

     In determining whether an Employee is a Highly-
Compensated Employee, if an individual is a member of the family of a five percent (5%) owner or one of the ten Highly-Compensated Employees paid the greatest compensation during the Plan Year, then that individual shall not be considered a separate Employee, and any compensation paid that individual and any contribution on behalf of that individual shall be treated as if paid to or on behalf of the five percent (5%) owner or Highly-Compensated Employee. Family members shall include the Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

     P.   "Hour of Service" means

          a.   Each hour for which the Employee is
directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the Period of Service in which the duties are performed; and

          b.   Each hour for which an Employee is
directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-
2(b) and 2(c) of the Department of Labor Regulations which are incorporated herein by this reference; and

          c.   Each hour for which back pay,
irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Period of Service to which the award or agreement pertains rather than the Period of Service in which the award, agreement, or payment is made.
     Hours of Service for any other trade or business that is along with the Employer a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in Code
Section 414(b) and (c), or an affiliated service group as defined in Code Section 414(m) as modified by Code
Section 414(m)(5) and (6), shall be considered Hours of Service for the Employer.

     Q.   "Participant" means an Employee who has
satisfied the eligibility requirements of Article III.

     R.   "Period of Severance" means a period
beginning on an Employee's Severance from Service Date and ending on his Reemployment Date.

     S.   "Period of Service" means a period of
employment beginning on the Employee's Employment
Commencement Date (or Reemployment Date) and ending on his Severance from Service Date.

     T.   "Plan" or "Trust" means the Deferred Income
Plan and Trust set forth in this agreement and all subsequent amendments thereto.

     U. "Plan Year" means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall end on December 31.

     V.   "Reemployment Date" means the date an
Employee completes an Hour of Service following a severance from service.

     W. "Severance from Service Date" means the date an employee quits, retires, is discharged or dies or the first anniversary of the first date of a period in which the Employee remains absent from service (1) for any reason such as vacation, holiday, sickness, disability, leave of absence, or lay-off, or (2) by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, provided the Employee provides the Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish the absence is for such a reason and the number of days for which there was such an absence.

     X. "Spouse" means the lawful husband or wife of the Participant.

     Y. "Trustee" means (a) as to Plan assets other than assets comprised of Participant loans, U.S. Trust
Company of the Pacific Northwest and any successor to such Trustee hereunder appointed by the Board, and
(b) as to only those Plan assets comprised of Participant loans, David Neils and any successor to such Trustee hereunder appointed by the Board.

     Z. "Valuation Date" means the date upon which Participants' Plan accounts are valued. The Valuation
Dates shall be the last day of each calendar quarter
(March 31, June 30, September 30, and December 31) and the Committee is authorized to establish additional
Valuation Dates in its discretion.

     AA. "Miscellaneous." Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

                          ARTICLE III
                       Eligible Employees

     Employees shall be excluded from those eligible to participate if they are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees.

     Unless excluded by reason of the immediately preceding paragraph, each Employee who was a Participant on December 31, 1995 shall continue to be a Participant subject to the provisions of this Plan.
Each other Employee not excluded by reason of the first paragraph of this Article III shall be enrolled as a Participant as of the later of January 1, 1996 or the Enrollment Date coinciding with or following the Employee's Employment Commencement Date, provided he is still employed on such Enrollment Date. If the Employee is not employed on such date, he shall be enrolled on his Reemployment Date.

     In the case of a Participant who terminates employment and is rehired, he shall become a Participant on his Reemployment Date.

     The Committee may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Committee, agreeing to the terms of the Plan and giving such information as may be required by the Committee, including beneficiary designation.
An Employee shall not be precluded from Plan participation if he does not complete such form.

                           ARTICLE IV
                         Contributions

     A. Deferred Income Contributions. On or prior to an Employee's Enrollment Date, the Employee may direct the Employer (1) to defer a percentage of his Compensation each pay period commencing as of his Enrollment Date, and (2) to contribute that amount to the Plan within a reasonable time after the end of such pay period. The Committee shall furnish an explanation to each Employee prior to his Enrollment Date with instructions regarding the time period within which the Employee may elect to make deferred income contributions. The amount of Compensation deferred shall be equal to at least one percent (1%) but not more than fifteen percent (15%) of the Participant's
Compensation.  The amount of a Participant's deferred
Compensation shall be rounded to the nearest cent.

     Notwithstanding the foregoing, deferred income contributions on behalf of a Participant may not exceed
$9,500 for the calendar year 1996, and thereafter such amount for a calendar year as adjusted each year by the Secretary of the Treasury. A Participant who makes
Code Section 401(k) deferred income contributions to more than one plan in a calendar year in excess of this dollar limit must submit to the Committee by March 1 of the year following the year of the excess contributions a written statement including the amount of the excess contributions to be allocated to this Plan. Any excess contributions allocated to this Plan shall be distributed, together with income attributable thereto, by April 15 of the year following the year of the excess contributions.

     In the event a Participant terminates employment and is rehired, the Participant may elect to begin deferring a percentage of his Compensation as of any January 1, April 1, July 1 or October 1 coinciding with or following his date of rehire, provided that the Participant's election to make deferred income contributions is received within the time required by the Committee.

     Effective January 1, April 1, July 1 and October 1 of each Plan Year, each Participant who is deferring an amount of his Compensation may change the percentage of his Compensation to be deferred, and each Participant who is not deferring an amount of his Compensation may elect to begin deferring a percentage of his Compensation. Each such Participant's election to make deferred income contributions must be received within the time required by the Committee.

     Upon at least ten (10) days' prior notice to the Committee, a Participant may revoke his deferred income contribution effective as of the first day of any subsequent pay period. A Participant who revokes his deferred income contribution election may not resume deferring a percentage of his Compensation hereunder until the next January 1, April 1, July 1 or October 1 after his deferred income contributions ceased, provided that within the time required by the Committee he elects to resume deferred income contributions.

     Amounts in a Participant's Deferred Income
Contribution Account shall be 100% vested at all times and shall not be distributed until the earliest of the Participant's death, disability, retirement, attainment of age 59 and a half or termination of employment, in accordance with the provisions of Article VII of the Plan, the occurrence of a hardship as set forth in Paragraph F of this Article, Plan termination without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan), or a disposition of assets or of a subsidiary as described in Code Section
401(k)(10)(A)(ii) and (iii).

     B.   Employer Matching Contributions.  Effective
January 1, 1996 through June 30, 1996, as soon as reasonably possible after the last day of each pay period, the Employer shall contribute on behalf of each Participant who makes deferred income contributions during that pay period, an Employer matching contribution equal to the lesser of (a) twenty-five percent (25%) of the Participant's deferred income contributions during that pay period, but total
Employer matching contributions on behalf of a Participant shall not exceed 1.5% of the Participant's
Compensation during the six-month period ending
June 30, 1996, or (b) such amount which does not result in an excess contribution as defined in Paragraph E below or exceed the applicable limits of Paragraph C of
Article V.  Effective July 1, 1996, as soon as
reasonably possible after the last day of each pay period, the Employer shall contribute on behalf of each Participant who makes deferred income contributions during that pay period, an Employer matching contribution equal to the lesser of (a) fifty percent
(50%) of the Participant's deferred income contributions during that pay period, but total
Employer matching contributions on behalf of a Participant shall not exceed 3% of the Participant's
Compensation during the last six months of 1996 and for any Plan Year after 1996 shall not exceed 3% of the Participant's Compensation during that Plan Year, or
(b) such amount which does not result in an excess contribution as defined in Paragraph E below or exceed the applicable limits of Paragraph C of Article V.

     All Employer matching contributions under this Paragraph B shall be made in the form of cash or Crane
Co. common stock. Each such Employer matching contribution shall be allocated solely to the post-1995
Employer Matching Contribution Account of the
Participant whose deferred income contributions are matched by the Employer matching contribution. If the Employer matching contribution is in Crane Co. common stock, such contribution shall be based on the fair market value of the Crane Co. common stock on the date the contributed
Crane Co. common stock is delivered to the Trustee. If the Employer matching contribution is in cash, the Trustee shall purchase Crane Co. common stock from time to time in the open market or from other Participants who are making transfers or who are receiving cash distributions, withdrawals or loans from the Plan, at a price equal to the closing price of the stock on the business day prior to the business day on which the distribution or transfer is processed. No later than the end of each month, the Trustee will allocate those shares of Crane Co. common stock purchased by the Trustee during that month to the applicable
Participants' post-1995 Employer Matching Contribution
Accounts based on the prices at which the purchases were made. Pending any purchase of Crane Co. common stock, the Trustee shall, after making any provision for any cash needs of Participants' post-1995 Employer
Matching Contribution Accounts, invest such cash
Employer matching contributions in short-term fixed-income obigations. Any earnings on assets invested in such short-term fixed-income obigations shall be allocated on each Valuation Date to applicable
Participants' post-1995 Employer Matching Contribution
Accounts. If a Participant terminates employment and the Trustee has not yet purchased Crane Co. common stock with post-1995 Employer matching contributions that have not yet been allocated to that Participant's post-1995 Employer Matching Contribution Account, such
Participant shall receive such contributions in cash with any applicable earnings thereon.

     All Employer matching contributions shall be delivered to the Trustee as soon as reasonably possible after the last day of each pay period, but no later than the due date of the Employer's federal income tax return, including any extensions, for the Employer's fiscal year with respect to which the Employer matching contributions are made.

     Crane Co. common stock held by the Trustee shall be voted by the Trustee at annual and special meetings of stockholders of the issuer as directed by the Plan recordkeeper in accordance with voting instructions from the Participant to whose post-1995 Employer
Matching Contribution Account such stock is credited.
The Employer shall cause each Participant to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of the issuer together with an appropriate form for the Participant to use to indicate his voting instructions.
If instructions are not timely received by the Plan recordkeeper with respect to any such stock, the Trustee shall vote the uninstructed allocated Crane Co.
common stock and any unallocated Crane Co. common stock in the same proportion as the Trustee was instructed to vote with respect to the allocated Crane Co. common stock for which the Plan recordkeeper received voting instructions from Participants.

     Each Participant (or, in the event of his death, his beneficiary or estate) shall have the right to instruct the Plan recordkeeper in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of Crane
Co. common stock credited to such Participant's post-
1995 Employer Matching Contribution Account under the
Plan. The Employer shall notify each Participant (or beneficiary or estate) and utilize its best efforts to distribute on a timely basis, or cause to be distributed, such information as will be distributed to the issuer's shareholders in connection with any such tender or exchange offer. Upon the Trustee's receipt of such instructions from the Plan recordkeeper, the Trustee shall tender allocated Crane Co. common stock for which it receives instructions as and to the extent so instructed. If the Plan recordkeeper does not receive instructions from a Participant (or beneficiary or estate) regarding any such tender or exchange offer for allocated Crane Co. common stock, the Trustee shall have no discretion in such matter and shall take no action with respect to such tender or exchange offer for such allocated Crane Co. common stock. The Plan recordkeeper and the Trustee shall take no action as to any unallocated Crane Co. common stock with respect to such tender or exchange offer. All cash or other assets received by the Trustee as a result of tendering the Crane Co. common stock allocated to a Participant's post-1995 Employer Matching Contribution Account shall be allocated to such Participant's post-1995 Employer
Matching Contribution Account.

     Notwithstanding the foregoing, on and after the date the Board establishes the Crane Co. Common Stock
Fund as a Plan Fund, Participants' post-1995 Employer
Matching Contribution Accounts shall be invested in the Crane Co. Common Stock Fund in accordance with Article
XI, Paragraph A.1 of this Plan.

     C.   Nondiscrimination Test Applicable to Deferred
Income Contributions. The maximum amount of deferred income contributions which may be made by Highly-
Compensated Employees is subject to the requirement that one of the following nondiscrimination tests be met during each Plan Year:

          1.   The average percentage of Compensation
     deferred by Highly-Compensated Employees who are Participants shall not be more than the average percentage of Compensation deferred by the non-
     Highly-Compensated Employees who are Participants multiplied by 1.25; or

          2.   The excess of the average percentage of
     Compensation deferred by Highly-Compensated
     Employees who are Participants over the average percentage of Compensation deferred by non-Highly-
     Compensated Employees who are Participants shall not be more than two (2) percentage points, and the average percentage of Compensation deferred by Highly-Compensated Employees shall not be more than the average percentage of Compensation deferred by non-Highly-Compensated Employees who are Participants multiplied by 2.0.

     The Employer may elect to aggregate deferred income contributions and 100% vested qualified nonelective Employer matching contributions as defined by applicable regulations (Employer Vested
Contributions) in order to meet the nondiscrimination test applicable to deferred income contributions.

     The Employer Vested Contributions must be 100% vested and nonforfeitable when made, must be subject to the same withdrawal restrictions as deferred income contributions and must meet the requirements of Code
Section 401(a)(4) both before and after any portion is used for purposes of meeting the foregoing nondiscrimination test, and must meet the requirements of applicable regulations. Employer Vested
Contributions shall be made only for Participants who are credited with at least 1,000 Hours of Service in the applicable Plan Year and are employed on the last day of the Plan Year. If such contributions are not Employer matching contributions, they shall be allocated on behalf of each eligible Participant in the proportion that each eligible Participant's
Compensation during the Plan Year bears to the total
Compensation of all Participants during the Plan Year who are credited with 1,000 Hours of Service during the applicable Plan Year and employed on the last day of the Plan Year.

     The Plan will take deferred income contributions into account only if attributable to Compensation that would be received by the Employee during the Plan year or earned during the Plan Year and received within 2 and a half months after the end of the Plan Year. The
Plan will aggregate all arrangements under which a Highly-Compensated Employee is eligible to make deferred income contributions for purposes of applying the nondiscrimination test applicable to deferred income contributions.

     Compensation as used in this Paragraph shall mean compensation as defined in Code Section 414(s).
Deferred income contributions which cause the Plan to fail to meet one of the above tests are hereafter
Excess Aggregate Contributions and must be distributed in accordance with Paragraph E of this Article.

     D.   Nondiscrimination Test Applicable to Employer
Matching Contributions. The maximum Employer matching contributions which may be allocated to Highly-
Compensated Employees are subject to the requirement that they meet one of the following tests:

          1.   The actual contribution percentage for
     the group of Highly-Compensated Employees who are Participants may not be more than the actual contribution percentage for the group of all other
     Employees who are Participants multiplied by 1.25;
     or

          2.   The excess of the actual contribution
     percentage for the group of Highly-Compensated
     Employees who are Participants over the actual contribution percentage of the group of all other
     Employees who are Participants may not be more than two percentage points, and the actual contribution percentage for the group of Highly-
     Compensated Employees who
     are Participants may not be more than the actual contribution percentage of the group of all other
     Employees who are Participants multiplied by two.

     The actual contribution percentage means the average of the actual contribution ratios (calculated separately for each Employee in the specified group) of Employer matching contributions for the Plan Year divided by the Employee's Compensation for the Plan
Year. Compensation means compensation as defined by Code Section 414(s). The Committee may elect to take into consideration all or any portion of deferred income contributions in calculating the actual contribution percentage in order to meet the nondiscrimination test applicable to Employer matching contributions. If less than all of such contributions are taken into consideration, the balance of such contributions not taken into consideration must continue to meet the requirements of the nondiscrimination test applicable to deferred income contributions, as described in Paragraph C. The
Employer may elect to take into consideration all or any portion of the Employer Vested Contributions which are qualifying nonelective contributions in calculating the actual contribution percentage subject to the requirements of applicable regulations. If less than all of such contributions are taken into consideration, the balance of such contributions not take into consideration must continue to meet the requirements described in Paragraph C above.

     Notwithstanding the foregoing, if Highly-
Compensated Employees' deferred income contributions or Employer matching contributions do not meet the 1.25 nondiscrimination test of Paragraph C(1) or D(1), then the sum of the Highly-Compensated Employees' 401(k) deferral percentage under Paragraph C and 401(m) actual contribution percentage under this Paragraph D must not exceed the Aggregate Limit. The Aggregate Limit is the greater of A or B where A equals the sum of:

               1.   1.25 times the greater of the
     Relevant Actual Deferral Percentage or the
     Relevant Actual Contribution Percentage, and

               2.   2 percentage points plus the lesser
     of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage;

and B equals the sum of:

               1.   1.25 times the lesser of the
     Relevant Actual Deferral Percentage or the
     Relevant Actual Contribution Percentage, and

               2.   2 percentage points plus the
     greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.
     In no event, however, may this amount exceed twice the greater of the Relevant Actual Deferral
     Percentage or the Relevant Actual Contribution
     Percentage.

     For purposes of this definition, the term
"Relevant Actual Deferral Percentage" means the actual deferral percentage of eligible Non-Highly Compensated
Employees and the term "Relevant Actual Contribution
Percentage" means the actual contribution percentage the group of eligible Non-Highly Compensated Employees.
Amounts of Employer matching contributions which cause the Plan to exceed the aggregate limit are hereafter
Excess Aggregate Contributions, and must be reduced or distributed in accordance with Paragraph E below.

     E.   Distribution of Excess Aggregate
Contributions. Excess Aggregate Contributions, adjusted for allocable income and losses, shall be distributed within two and one-half (2 and a half) months if possible, but in no event later than twelve
(12) months, after the end of the Plan Year in which such Excess Aggregate Contributions are made in accordance with the procedures established by the Committee to assure compliance with Code Section 401(k) and Code Section 401(m). In the case of failure to meet the requirements of Paragraph C, the distribution shall be accomplished by reducing deferred income contributions of the Highly-Compensated Employee with the highest actual deferral ratio until one of the tests set forth in such Paragraph is met or such actual deferral ratio equals the ratio of the Highly-
Compensated Employee with the next highest deferral ratio. In the case of failure to meet the requirements of Paragraph D, the distribution shall be accomplished by reducing the actual contribution ratio of the Highly-
Compensated Employee with the highest actual contribution ratio until one of the tests set forth in such Paragraph is met or such actual contribution ratio equals the ratio of the Highly-Compensated Employee with the next highest actual contribution ratio. In either case, the process shall be repeated until the Plan satisfies one of the tests under each paragraph.
In the case of failure to meet the requirements of Paragraphs C or D, the Committee may first distribute an Employee's unmatched deferred income contributions and, second, distribute an Employee's matched deferred income contributions and reduce Employer matching contributions pro rata with $1 of matched deferred income contributions distributed for each $.50 of Employer matching contributions reduced, along with income and losses attributable thereto. Employer matching contributions, adjusted for allocable income and losses, which matched a Highly-Compensated
Employee's deferred income contributions for a Plan
Year that were returned to the Highly-Compensated
Employee in order for the Plan to meet the nondiscrimination test of Paragraph C, shall be forfeited and applied toward future Employer matching contributions for eligible Plan Participants.

     Allocable income or loss includes income or loss for the Participant's taxable year. Allocable income or loss for the taxable year is determined by multiplying the income or loss for the taxable year allocable to deferred income contributions by a fraction, the numerator being the Participant's Excess
Aggregate Contributions under Paragraph C for the taxable year and the denominator being the account balance attributable to deferred income contributions as of the end of the taxable year minus the income or plus the loss allocable to such account balance for the year. Allocable income or loss for the taxable year with respect to Excess Aggregate Contributions under Paragraph D is determined in a similar manner.

     In applying the tests set forth in Paragraphs C and D, Compensation paid to (and deferred income contributions, Employer Vested Contributions and
Employer matching contributions on behalf of) a family member of a Highly-Compensated Employee who is a five percent (5%) owner or one of the ten Highly-Compensated
Employees paid the greatest compensation shall be attributed to the Highly-Compensated Employee. Family members shall include the Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Excess Aggregate
Contributions attributable to Employee deferred income contributions made by such family members, including allocable earnings and losses, shall be distributed to such family members pro rata based on the proportion each such family member's Compensation bears to the total Compensation (not to exceed the Code Section
401(a)(17) limit) of such family members.

     If Excess Aggregate Contributions attributable to deferred income contributions have previously been distributed for the Employee's taxable year ending with or within the Plan Year, the Plan will offset that distribution from the amount of the Employee's Excess
Aggregate Contributions attributable to Matching
Employer contributions to be distributed for that Plan
Year. The amount of Excess Aggregate Contributions attributable to deferred income contributions that may be distributed by the Plan for the taxable year of the Employee must be reduced by the amount of Excess
Aggregate Contributions attributable to Matching
Employer contributions previously distributed for the Plan Year beginning with or within the Employee's taxable year.

     The Plan will take a contribution into account for a Plan Year only if it is allocated to the Participant's account on a day within the Plan Year.
The Plan will treat contributions made under plans that are aggregated for purposes of Code Sections 401(a) or 410(b) as made under a single plan.

     F.   Hardship Withdrawals of Deferred Income
Contributions. The Plan Committee may distribute all or a part of a Participant's Deferred Income
Contribution Account, prior to the time such Account would otherwise be distributed, upon a showing of immediate and heavy financial hardship by the

Participant in accordance with the provisions of this paragraph. A Participant may not withdraw the earnings on his deferred income contributions on account of hardship. A Participant's Deferred Income Contribution
Account for purposes of hardship distribution shall be valued as of the preceding Valuation Date plus any contributions and minus any withdrawals since such Valuation Date, and adjusted to reflect earnings and losses since such Valuation Date in accordance with procedures adopted by the Committee from time to time and uniformly applied. A hardship distribution
(a) must be on account of an immediate and heavy financial need and may not exceed the amount necessary to meet that need, and (b) must be necessary to satisfy a financial need which the Employee is unable to satisfy from other resources reasonably available to him. An immediate and heavy financial need shall be deemed to exist if the requested distribution is on account of:

            (i)     Uninsured medical expenses as
defined in Code Section 213 that have already been incurred by the Participant, the Participant's Spouse or a dependent of the Participant, or such expenses that have not already been incurred, provided prepayment of the expenses is necessary to allow such persons to obtain medical services;

           (ii)     Purchase of the Participant's
principal residence (excluding mortgage or loan payments);

          (iii)     Payment of tuition, related
educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, the Participant's Spouse, child or dependent, including graduate school and any approved trade or technical school; or

           (iv)     Payment to prevent eviction of the
Participant from his principal residence or foreclosure of a mortgage or other financing lien on the Participant's principal residence.

     Such a distribution may include an amount necessary to pay taxes and penalties on the distribution.

     A distribution will be treated as necessary to satisfy a financial need if the Participant represents to the Plan Committee that the need cannot be satisfied through insurance, by reasonable liquidation of assets, by cessation of contributions under the Plan or by other distributions or loans either from the Plan or any other Plan maintained by the Employer or from a commercial source on reasonable commercial terms. The
Committee may rely on written statements of the Participant as to existence of an immediate and heavy financial need and with respect to the unavailability of other sources of relieving that need. Hardship distributions shall be administered by the Committee in accordance with uniform and nondiscriminatory standards applicable to all Participants.

     G. Date of Payment. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer's income tax return (including extensions), the amount to be contributed pursuant to Paragraph B.

     The Employer shall pay to the Trustee, as soon as administratively feasible but no later than ninety (90) days after the end of each pay period, deferred income contribution for each such pay period on behalf of all Participants pursuant to Paragraph A of this Article
IV.

     The Trustee shall not be responsible for determining the amount of any Plan contributions nor for collecting contributions not voluntarily paid to the Trustee.

     H. Profit Sharing Plan. This Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), 402, 412, and 417. However, notwithstanding any other provision of the Plan, all contributions shall be made without regard to current or accumulated earnings and profits.

                           ARTICLE V
                    Participant's Accounts,
                Valuation, Maximum Contribution

     A. Participant's Accounts. The Committee or its delegate shall maintain a separate Deferred Income
Contribution Account, a separate pre-1996 Employer
Matching Contribution Account, and a separate post-1995
Employer Matching Contribution Account, where applicable, for each Participant, which shall reflect the Participant's Accrued Benefit. The Committee shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof. Only one such statement need be furnished a Participant each 12 months. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

     B. Trust Valuation. The Plan funds are valued daily at fair market value. The fair market value of each Fund shall reflect its income received, profits, losses, and expenses. As of each Valuation Date, the Committee shall determine the fair market value of Participants' accounts adjusted to reflect investment earnings,losses and management fees. However,
Participants' account balances distributed between
Valuation Dates shall be adjusted for contributions, withdrawals, and investment earnings and losses from the prior Valuation Date through the close of the business day before the business day on which the distribution is processed. The assets in the accounts of Participants who receive a distribution during a calendar quarter are sold within several days after the distribution is processed. On each Valuation Date, all remaining Participants' Plan accounts are adjusted to reflect any investment gain or loss from the sale of the assets in the accounts of Participants who received distributions (including loans and hardship withdrawals) during that calendar quarter. The
Employer, the Committee, and the Trustee do not in any manner or to any extent whatever warrant, guarantee, or represent that the value of a Participant's account or accounts shall at any time equal or exceed the amount previously contributed thereto.

     C.   Maximum Contributions.

          1.   Annual Addition.  The term "annual
addition" for any Plan Year means the sum of:

               a.   The Employer's contributions on a
Participant's behalf to the Employer's defined contribution plan(s) (this Plan and the ELDEC
Corporation Retirement Plan and Trust) including deferred income contributions hereunder;

               b.   The Participant's voluntary
nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

               c.   Any forfeitures allocated to the
Participant's account under a profit sharing plan maintained by the Employer;

               d.   Amounts allocated for a Plan Year
beginning
after March 31, 1984, to a Code Section 415(l)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer; and

               e.   Amounts paid or accrued after
December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code
Section 415(c)(1)(B).

     The limitation year is the Plan Year.
Notwithstanding any other provision hereof, the annual addition to a Participant's accounts for any Plan Year shall not exceed the lesser of (i) $30,000, or, if greater, 1/4 of the dollar limitation in effect under Code Section 415 (b)(1)(A), or (ii) 25% of the
Participant's Compensation from the Employer for the Plan Year excluding from Compensation income deferred by the Participant pursuant to Paragraph A of
Article IV for the Plan Year and salary reduction contributions to any Employer-sponsored Code
Section 125 cafeteria plan.

     The Compensation limitation referred to in the preceding paragraph shall not apply to (i) any contributions for medical benefits (within the meaning of Code Section 419A(f)(2) or 401(n)) which are made after separation from service and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code
Section 415(1)(1) or 419A(d)(2).

          2. Excess Annual Addition. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances to which Code regulation Section
1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

               a.   The amount of such excess
consisting of unmatched deferred income contributions on behalf of an Employee shall be paid to the Employee as soon as administratively feasible.

               b.   The amount of any remaining excess
consisting of matched deferred income contributions on behalf of an Employee and Employer matching contributions on behalf of such Employee shall be reduced pro rata ($.50 of Employer matching contributions for every one dollar of matched deferred income contributions). Such deferred income contributions shall be paid to the Employee as soon as administratively feasible, and such Employer matching contributions shall be allocated to a suspense account as forfeitures and applied as provided in (c) below).

               c.   The amount of any remaining excess
consisting of Employer contributions to the Retirement
Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied to reduce future Employer contributions under this Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer.

     Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date. If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income.

          3. For the purpose of this Paragraph C, the following rules shall control:

               a.   The $30,000 maximum shall be deemed
adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

               b.   All qualified defined benefit plans
(whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

               c.   If the Employer is a member of a
controlled group of corporations, trades or businesses under common control (as defined by Code Section
1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.

               d.   If the Employer or any trade or
business which along with the Employer is a member of a group of trades or businesses (whether or not incorporated) which are under common control, as defined in (c), or if an affiliated service group to which the Employer belongs, as defined in (c), has adopted or hereafter adopts a defined benefit plan and a Participant hereunder is also a Participant thereunder, then the sum of the defined benefit plan fraction (as defined below) and the defined contribution plan fraction (as defined below) for any year may not exceed 1.0.

     For purposes of this Plan, the defined benefit plan fraction is a fraction:

                 (i)     The numerator of which is the
projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the year), and

                (ii)     The denominator of which is
the lesser of: (a) the product of 1.25 multiplied by $90,000 (or an adjusted figure determined in accordance with regulations issued by the Secretary of the Treasury), or (b) the product of 1.4 multiplied by an amount equal to the average of the Participant's highest three consecutive calendar years' Compensation.

     For purposes of this part, the defined
contribution plan fraction for any year is a fraction:

               (iii)     The numerator of which is the
sum of the annual additions to the Participant's accounts under the Employer's defined contribution plan(s) as of the close of the year; and

                (iv)     The denominator of which is
the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer: (a) the product of 1.25 multiplied by the dollar limit in effect under Code
Section 415(c)(1)(A) for each such year (determined without regard to Code Section 415(c)(6)), or (b) the product of 1.4, multiplied by 25% of a Participant's
Compensation from the Employer for each such year.

     If with respect to any Participant under this Plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year exceeds 1.0, and the defined benefit plan does not by its terms reduce the benefit due the participant at retirement to an amount which would reduce the sum of the fractions to 1.0, then the annual addition for that year to the Participant's account hereunder shall be reduced to a level at which the sum of the fractions equals 1.0.

                           ARTICLE VI
                Nonforfeitable Accrued Benefits

     A Participant's Deferred Income Contribution
Account and Employer Matching Contribution Accounts shall be 100% vested and nonforfeitable at all times.

                          ARTICLE VII
                    Distribution of Benefits

     A.   Retirement Age and Options.  The normal
retirement age shall be age 59 and a half for all Participants, and each Participant or former
Participant shall be entitled to retire upon the date the Participant or former Participant attains normal retirement age, which day shall be his Normal
Retirement Date.  The early retirement age shall be age
55 for all Participants, and each Participant or former
Participant shall be entitled to retire upon attainment of early retirement age, which day shall be his Early
Retirement Date.

          1.   Employment After Normal Retirement Age.
If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in Employer matching contributions, and increases and decreases in value, including fees and expenses until actual retirement and may elect tax-deferred contributions hereunder.

               a.   Election to Receive Benefits While
Still Employed. A Participant who has attained normal retirement age may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures
      established by the Committee; such a Participant
shall continue to share in Employer matching contributions, and increases and decreases in value, including fees and expenses, until actual retirement and may elect deferred income contributions hereunder.

               b.   Required Receipt of Benefits While
Still Employed if Age 70 and a half. Distribution of benefits shall commence to a Participant who attains age 70 and a half while still employed. The required distribution shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 and a half, provided, however, that if the Participant attained age 70 and a half prior to January 1, 1988 and was not a five percent (5%) owner of the Employer, the required distribution shall commence no earlier than April 1 of the calendar year following the calendar year in which occurs the later of the Participant's retirement or attainment of age 70 and a half. A Participant to whom this subparagraph b. applies shall continue to share in Employer matching contributions, and increases and decreases in value, including fees and expenses, until actual retirement, and may elect deferred income contributions hereunder.

          2.   Date of Retired Participant's First
Payment. A Participant who retires hereunder shall receive his Plan benefit as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan
Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

          3. Deferral of Benefits. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $3,500 shall not be required to receive a distribution without his written consent. The Participant may select to defer the payment of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70 and a half. Such a Participant must make this election in writing on a form provided by the Committee. Such election shall include the current amount of the Participant's nonforfeitable Accrued Benefit and the date on which payment shall be made. The Participant may change such election prior to the payment of his nonforfeitable Accrued Benefit, provided payment is made no later than the date required above.

     Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $3,500 is immediately distributable shall be deemed an election to defer commencement of payment.

          4.   Form of Payment.  A Participant who is
to receive his Plan benefits under this Paragraph shall receive a distribution of his nonforfeitable Accrued
Benefit in the form of a single payment.  The
Participant's nonforfeitable Accrued Benefit shall be valued as provided in Article V, Paragraph B, of the Plan.

     Notwithstanding any provision of this Paragraph
A(4) to the contrary, a Participant shall have the right to elect to receive a distribution of the Crane
Co. stock allocated to his post-1995 Employer Matching
Contribution Account and allocated to his other
Accounts pursuant to investment in the Crane Co. Common
Stock Fund, with cash paid for fractional shares. In the absence of an affirmative election to receive Crane Co. stock, such a distribution shall be made in cash.

     B. Death. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Committee. The beneficiary of a married
Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by a Committee member or a notary public. Such designation shall be filed with the Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse's consent where required). The designation last filed with the Committee shall control.

     If any Participant shall fail to designate a beneficiary or if the person or person designated predecease the Participant and there is no designated successor, the Participant's beneficiary shall be the following in the order named:

               1.   Surviving Spouse at date of death,

               2.   Then living issue, per stirpes
(lawful issue and adopted),

               3.   Then living parents, in equal
shares,

               4.   Brothers and sisters, in equal
shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

               5.   Estate of the Participant.
     A Participant's beneficiary shall receive the Participant's Accrued Benefit in a single payment. The beneficiary may select the date of payment, subject to the following rules:

               a.   A beneficiary may elect to receive
payment on any date that is a reasonable time after the Participant's death.

               b.   Payment to the beneficiary shall be
made by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, except that payment may extend beyond that five-year period if the Participant designated a beneficiary who is the Participant's Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70 and a half or (b) December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs.

     The beneficiary's selection of the date of payment shall be in writing on a form furnished by the Committee. If the beneficiary is the Participant's Spouse and the Spouse elects to postpone payment of the Participant's
Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payment is made hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

     If the Participant's beneficiary fails to make a written election as to the time of payment before December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs, and the Participant did not designate his Spouse as beneficiary, the Committee shall direct the Trustee to pay the benefit in a single sum to the Participant's beneficiary not later than such December 31. If the Participant's Spouse as designated beneficiary fails to make a written election as to the time of payment before the later of (i) December 31 after the Participant would have attained age 70 and a half or
(ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Committee shall direct the Trustee to distribute the Participant's Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70 and a half or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs.

     A payment hereunder shall be valued as provided in
Article V, Paragraph B, of the Plan.

     C.   Disability.  Disability means that a
Participant, by reason of mental or physical disability, is incapable of further employment by the Employer. In the event of disability said
Participant's Accrued Benefit shall be distributed to him if he so elects in the form of a single payment valued in the same manner as if he had attained full retirement age as provided in Paragraph A(4) above.
Disability shall be established to the satisfaction of the Administrative Committee.

     D. Termination of Employment. In the event a Participant voluntarily or involuntarily terminates employment with a nonforfeitable Accrued Benefit of $3,500 or less, the Participant shall be paid such Accrued Benefit in a single payment as soon as is reasonably possible after the date he terminates employment. If the Participant's nonforfeitable
Accrued Benefit exceeds $3,500 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

     The Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

     E.   Time of First Payment.  Upon death,
attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of less than $3,501, or receipt by the Committee of a disabled Participant's election to receive disability benefits, distribution of an affected Participant's nonforfeitable Accrued Benefit shall commence as soon as is reasonably possible, but in no event shall distribution commence later than sixty (60) days following the Plan Year during which such aforementioned event occurs, provided that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraphs A(3) or B of this Article VII and such an election is made, commencement of benefits shall be deferred to the date elected by the Participant or beneficiary.

     F.   Distribution of Allocation Attributable to
Last Year of Participation. The amount, if any, allocated to the Participant's account for the Plan
Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article
VII, or fails to consent to the distribution as required by this Article.

     G.   Distribution to Persons Under Disability.
Distributions to minors or incompetents may be made by the Trustee either (1) directly to the minor, (2) to the legal guardians of the minor or incompetent, or (3) to the parent of the minor. The Trustee shall not be required to see to the application of any such distribution so made to any of said persons, but the Trustee's receipts therefor shall be a full discharge of the Trustee.

     H.   No Reduction in Benefits by Reason of
Increase in Social Security Benefits. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security
Act.

                          ARTICLE VIII
                 Provision Against Anticipation
     A.   No Alienation of Benefits.  Until
distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

     B.   Qualified Domestic Relations Orders.
Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant.

          1.   The Committee shall promptly notify the
Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant's
Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Committee's procedures for determining the qualified status of the order. The Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.

          2.   Immediately upon receipt of such order,
the Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

          3.   The Committee shall meet promptly after
receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Committee shall promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic
Relations Order is any judgment, decree or order
(including approval of a property settlement agreement) that:

               a.   Relates to the provision of child
support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

               b.   Is made pursuant to a State
domestic relations law (including a community property law);

               c.   Creates or recognizes the existence
of an alternate payee's right to receive all or a portion of a Participant's Plan benefits;

               d.   Clearly specifies (i) the name and
last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined;
(iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

               e.   Does not require the Plan to
provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

          4.   The Committee's decision shall be final
unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Committee's decision.

          5.   If within 18 months an order is finally
determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee's benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations
Order, or if the issue has not been finally determined, the Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

          6.   The Committee's procedures shall
generally conform to the Plan's claims procedures.

                           ARTICLE IX
                     Loans to Participants

     A Participant may obtain a loan from his or her Deferred Income Contribution Account, pre-1996 Employer
Matching Contribution Account, and Rollover Account under the Plan in accordance with the terms of the written participant loan program established by the Committee, the terms and conditions of which are included in the Summary Plan Description and incorporated herein by reference. No loan shall be made which does not meet the following requirements:

     A.   A Participant shall apply for a loan in
accordance with such procedures as the Committee shall require.

     B. The total amount of the loan, together with the outstanding balance of all other Plan loans to the Participant, shall not exceed the lesser of (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made, or (2) one-half of the sum of the Participant's vested Deferred Income
Contribution Account, vested pre-1996 Employer Matching
Contribution Account, and Rollover Account. For purposes of the dollar limitations imposed by this Paragraph B, all plans maintained by the Employer and any trade or business which is a member of a controlled group of trades or businesses or an affiliated service group under Code Sections 414(b), 414(c) and 414(m) shall be treated as one Plan.

     C.   Each loan shall bear interest at a
commercially reasonable rate as determined by the Committee. In determining the interest rate, the Committee shall consider interest rates being charged by local financial institutions for similar loans with similar collateral.

     D. Each loan shall have a definite maturity date and shall be repayable in level installment payments not less frequently than quarterly. The term for repayment shall not exceed five years unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the applicant. In that case, the Committee will determine the term for repayment of such a loan, which shall not exceed the term normally available through financial institutions offering such loans in similar amounts with similar collateral.

     E. Interest paid on the loan shall accrue to the account of the Participant. All loans outstanding to a Participant shall be secured by not more than 50% of the sum of the Participant's vested Deferred Income
Contribution Account, vested pre-1996 Employer Matching
Contribution Account, and Rollover Account, with the determination being made as of the date of the loan approval. The Participant's loan payments shall be reallocated among the Plan investment funds in accordance with the Participant's most recent investment directions made pursuant to Article XI of the Plan.

     F. Loans shall be available to all Participants on a reasonably equivalent basis. Credit-worthiness may be considered.

     G.   Loans shall not be made available to Plan
Participants who are Highly Compensated Employees (as defined in Section 414(q)) in amounts greater than the amount made available to other Plan Participants based upon a uniform percentage of nonforfeitable Accrued
Benefits.

     H.   If an event occurs which results in a
distribution (other than an in-service distribution) to any Participant or former Participant or to a beneficiary and a loan to such Participant is outstanding, the unpaid loan balance, including interest accrued thereon to the date of the distribution shall be deducted from the amount of the distribution. A Participant may prepay his loan in full at any time without penalty.

     I. A Participant may have only one outstanding loan at a time. The minimum loan that may be made to a Participant is $1,000 (not more than $1,000.)

                           ARTICLE X
                   Administrative Committee -
               Named Fiduciary and Administrator

     A.   Appointment of Committee.  The Board of
Directors of the Employer shall appoint an Administrative Committee of not fewer than three (3) persons. The Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors. The Board of Directors shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors. Members shall serve without compensation for service. All reasonable expenses of the Committee shall be paid by the Employer. The number of Committee members may be changed by the Board of Directors of the Employer at any time.

     B. Committee Action. The Committee shall choose a secretary who shall keep minutes of the Committee's proceedings and all data, records, and documents pertaining to the Committee's administration of the Plan. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

     C. Rights and Duties. The Committee shall be the Plan administrator and named fiduciary of the Plan and shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include but shall not be limited to the following:

          1.   Determining all questions relating to
the eligibility of Employees to participate;

          2.   Computing and certifying to the Trustee
the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

          3.   Authorizing all disbursements by the
Trustee from the Trust;

          4. Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and determination of all appeals thereunder;

          5.   Maintaining all necessary records for
the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and

          6.   Interpretation of the provisions of the
Plan and publication of such rules for the regulation of the Plan as in the Committee's sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.

     D. Investments. The Committee shall be a named fiduciary with the power (1) to select separate investment funds to be communicated to Participants, who shall have the right to allocate assets in their Deferred Income Contribution Accounts, Pre-1996
Employer Matching Contribution Accounts and Rollover
Accounts, if any, among the Plan Funds; (2) to monitor the investment performance of those Funds; and (3) with respect to Participants who do not allocate assets in such Accounts among the Plan Funds, to select the Fund(s) in which such assets shall be invested.

     The Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant's exercise of control over all or part of the investments of his Plan Accounts.
Where a Participant is directing the investment of all or part of his Accounts, the Committee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.

     E. Information - Reporting and Disclosure. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee's administration of the Plan. The Committee as Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

     F.   Standard of Care Imposed Upon the Committee.
The Committee shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and (3) in accordance with the Plan provisions.

     G.   Allocation and Delegation of Responsibility.
The Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

     In the event that a responsibility is allocated to a Committee member, no other Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

     H.   Bonding.  Where required by law, each
fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring compliance with the bonding requirements.

     I.   Claims Procedure.  As required by
Paragraph C, the Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Committee of the decision denying the claim.
The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

     J.   Funding Policy.  The Committee shall be
responsible for establishing and carrying out a funding policy for the Employer's Plan. In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the

 Employer. The funding policy and method so established shall be communicated to the Trustee.

     K. Indemnification. The Employer does hereby indemnify and hold harmless each Committee member from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member's willful neglect or misconduct or gross negligence.

                           ARTICLE XI
                   Investment of Trust Funds

     A. Allocations and Transfers. For investment purposes, each Participant shall have the right to allocate contributions made to his Deferred Income
Contribution Account, pre-1996 Employer Matching
Contribution Account, and Rollover Account, if any, among the Plan Funds selected by the Committee in accordance with rules adopted by the Committee and uniformly applied. A Participant may transfer amounts in his Deferred Income Contribution Account, pre-1996
Employer Matching Contribution Account, and Rollover
Account, if any, from one Fund to another in such increments and at such times as shall be provided by rules adopted by the Committee with the consent of the Trustee and uniformly applied. With respect to the assets in such accounts of Participants who do not allocate contributions on their behalf among the Plan
Funds, the Committee will select the Funds in which such assets will be invested. Notwithstanding the foregoing, a Participant's post-1995 Employer Matching
Contribution Account shall be invested in the Crane Co.
Common Stock Fund on and after the date the Crane Co.
Common Stock Fund is established, and a Participant may not transfer amounts in such Account to any other Fund.

          1.  Crane Co. Common Stock Fund.  The Board
of Directors of the Employer may direct the Committee to establish a Crane Co. Common Stock Fund designed to invest primarily in common stock of Crane Co., the Employer's parent corporation. Plan assets invested in the Crane Co. Common Stock Fund and dividends on stock acquired with such assets shall be invested in shares of Crane Co. common stock purchased on the open market, or from other Participants who are making transfers or who are receiving cash distributions, withdrawals or loans from the Plan, at a price equal to the closing price of the stock on the business day prior to the business day on which the distribution or transfer is processed. Pending any purchase of Crane Co. common stock, the Trustee shall, after making provision for any current cash needs of the Crane Co. Common Stock
Fund, invest any such cash contributions in short-term fixed-income obligations. Purchases of Crane Co.
common stock shall first be made from Participants who are making transfers or who are receiving cash distributions, withdrawals or loans from the Plan, at a price equal to the closing price of the stock on the business day prior to the business day on which the distribution or transfer is processed. When Crane Co.
common stock is purchased on the open market through normal trading on the stock exchange, the purchases usually will be made every two weeks and that stock will be allocated to Participants' accounts based on the prices at which purchases were made.

     Purchases of Crane Co. common stock shall be subject to such restrictions as to volume and time of purchase as are necessary to avoid influencing the market for such common stock under the Securities
Exchange Act of 1934. Upon the written request of the Employer, the Trustee shall employ an agent or agents to purchase Crane Co. common stock, in such amount and for such time period as the Employer shall specify in its request. The fees of such purchasing agent or agents shall, unless paid by the Employer, be paid from the Crane Co. Common Stock Fund. The Trustee shall retain Crane Co. common stock acquired for the Crane
Co. Common Stock Fund regardless of fluctuations in value. The Trustee shall have no authority or responsibility to sell or dispose of Crane Co. common stock in such Fund, except in the normal course of Fund administration to satisfy distribution, transfer, withdrawal requirements, or Administrative Committee directions pursuant to provisions of this Plan and Trust. The Trustee may cause any securities or other property, from time to time, held by it to be registered in, or transferred into, the individual name of the Trustee, without any indication of its fiduciary capacity, or in the name of its nominee, or it may retain them unregistered and in form permitting transferability by delivery, but the books and the records of the Trust shall at all times show that all such investments are part of the Fund.

     2.  Voting of Crane Co. Common Stock.

          a. Participant Direction. Each Participant may direct the Plan recordkeeper how all shares of Crane Co. common stock allocated to the Accounts of the Participant and invested in the Crane Co. Common Stock
Fund shall be voted.

          b.   Information to Participants.  Before
each meeting of Crane Co. shareholders, the Plan recordkeeper shall obtain from Crane Co. any proxy solicitation materials Crane Co. may have prepared.
Upon receipt of such material, the Plan recordkeeper shall distribute copies to each Participant having shares of Crane Co. common stock allocated to his Accounts as of the record date for vote of the shareholders, together with a form prepared by the Plan recordkeeper by which the Participant may direct the Plan recordkeeper how the shares allocated to his Accounts shall be voted. The Plan recordkeeper shall also distribute to Participants copies of materials prepared and submitted to the Plan recordkeeper by parties other than Crane Co. regarding any contested matter under consideration, together with a similar instruction form prepared by the Plan recordkeeper.

          c.   Voting.  The Plan recordkeeper shall
tabulate the voted proxies and shall instruct the Trustee how such proxies are to be voted. If instructions are not timely received by the Plan recordkeeper with respect to any such stock, the Trustee shall vote the uninstructed allocated Crane Co.
stock and any unallocated Crane Co. stock in the same proportion as the Trustee was instructed to vote with respect to the allocated Crane Co.

stock for which it received voting instructions from Participants.

          d.   Confidentiality.  The Plan recordkeeper
shall keep Participant voting directions in confidence.
The Plan recordkeeper shall not reveal or release any individual Participant voting directions to Crane Co., the Employer or any other party. Notwithstanding the foregoing, the Trustee may inform Crane Co. or a contesting party, at the request of either of them, of the number of shares of Crane Co. common stock for which voting instructions have been received at a given point in time and how such shares are to be voted.

     3.   Tender Offers for Crane Co. Common Stock.

          a.   Sale of Stock.  In the event of a
transaction involving Crane Co. common stock evidenced by the filing of a Schedule 14D-1 with the Securities and Exchange Commission (SEC) or any other similar transaction (such transaction is referred to as "Tender
Offer" and the date relevant documents are first filed with the SEC is referred to as the "Filing Date"), the Trustee shall sell, convey, or transfer Crane Co.
common stock pursuant to the Tender Offer only in accordance with the written instructions of the Plan recordkeeper as provided in this Section.

          b.   Suspension of Share Purchases.  In the
event of a Tender Offer, the Trustee shall suspend all purchases of Crane Co. common stock on and after the Filing Date and until the termination of the Tender
Offer. During such period, the Trustee shall invest available cash in short-term fixed-income obligations.
All shares purchased through the Filing Date and any remaining cash shall be allocated to the accounts of Participants as if the Filing Date was a Valuation
Date.

          c.   Information to Participants.  The Plan
recordkeeper shall request confidential written instructions from Participants who wish to tender Crane
Co. common stock allocated to their Accounts pursuant to the Tender Offer. In seeking such instructions, the Plan recordkeeper shall distribute and make available to each affected Participant any portion of the following materials deemed relevant by the Trustee:

               (1)  A copy of the description of the
     terms and conditions of the Tender Offer filed with the SEC on Schedule 14D-1.

               (2)  If requested by Crane Co., a
     statement from Crane Co. management setting forth its position with respect to the Tender Offer which is filed with the SEC on Schedule 14D-9 and/or a communication from Crane Co. given pursuant to 17 C.F.R. 240.14d-9(e), as amended.

                    (3)  An instruction form to be used
     by any Participant who wishes to instruct the Plan recordkeeper to tender the shares of Crane Co.
     common stock allocated to the Participant's
     Accounts in response to the Tender Offer. The instruction form shall state that (i) if the Participant fails to return the instruction form to the Plan recordkeeper by the indicated deadline, the Plan recordkeeper will not instruct the Trustee to tender the shares of Crane Co.
     common stock allocated to the Participant's account and (ii) the Participant's directions to the Plan recordkeeper shall be confidential.

               (4)  Such additional material or
     information as the Plan recordkeeper may consider necessary to assist the Participant in completing or delivering the instruction form (and any amendments thereto) to the Plan recordkeeper on a timely basis.

          d.   Payment.  The Plan recordkeeper shall
have the right to require payment in advance by Crane
Co. and the party making the Tender Offer of all reasonably anticipated expenses of the Plan recordkeeper in connection with the distribution of information to and the processing of instructions received from Participants.

          e.   Follow-Up Efforts; Other Information.
The Plan recordkeeper shall make such reasonable follow-up efforts including, without limitation, additional mailings or deliveries, bulletins, postings in work areas, as the Plan recordkeeper considers appropriate under the circumstances to ensure that each Participant is made aware of his right to respond to the Tender
Offer.

          f.   No Recommendations.  Neither the
Administrative Committee nor the Plan recordkeeper shall express any opinion or give any advice or recommendation to any Participant concerning the Tender
Offer, nor shall they have any authority or responsibility to do so. The Plan recordkeeper has no duty to monitor or police the party making the Tender
Offer or Crane Co. in promoting or resisting the Tender
Offer. However, if the Plan recordkeeper or the Trustee becomes aware of activity which on its face reasonably appears to the Plan recordkeeper or the Trustee to be materially false, misleading, or coercive, the Trustee and the Plan recordkeeper shall demand promptly that the offending party take prompt, appropriate corrective action. If the offending party fails or refuses to take appropriate corrective action, the Trustee and the Plan recordkeeper shall communicate with affected Participants in such manner as it deems advisable.

          g.   Tender of Stock.  The Trustee shall
sell, convey, or transfer allocated Crane Co. common stock pursuant to the terms of the Tender Offer as directed by the Plan recordkeeper. If the Plan recordkeeper does not receive instructions from a Participant (or beneficiary or estate) regarding any such Tender Offer for allocated Crane Co. common stock, the Trustee shall have no discretion in such matter and shall take no action with respect to such Tender Offer for such allocated Crane Co. common stock. The Plan recordkeeper and the Trustee shall take no action as to any unallocated Crane Co. common stock with respect to such Tender Offer.

          h.   Confidentiality.    The Plan
recordkeeper shall keep Participant instructions to tender Crane Co. common stock in confidence. The Plan recordkeeper shall not reveal or release any individual
Participant instructions to Crane Co., the Employer, the Administrative Committee or any other party.
Notwithstanding the foregoing, the Plan recordkeeper the Trustee may inform Crane Co. or the party making the Tender Offer at the request of either of them, of the number of shares of Crane Co. common stock for which instructions to tender have been received at a given point in time. If some but not all Crane Co.
common stock is sold pursuant to the Tender Offer, the Employer, the Administrative Committee and the Trustee shall take such action as is necessary to maintain the confidentiality of the Participant records including without limitation, establishment of security systems and procedures which restrict access to Participant records, and, if necessary, retention of an independent agent to maintain such records. If an independent recordkeeping agent is retained, such agent must agree not to disclose the composition of any Participant accounts to Crane Co., its officers, directors, employees and representatives.

          i.   Investment of Proceeds.  If Crane Co.
common stock is sold pursuant to the Tender Offer, proceeds received by the Trustee shall be credited to the Accounts of the affected Participants and invested in short-term fixed-income investments.

          j.   Participant Is Named Fiduciary.  For
purposes of exercising voting rights and/or responding to a Tender Offer, each Participant shall be a named fiduciary under ERISA with respect to the Crane Co.
common stock credited to his Accounts.

     B.   Standard of Care Imposed Upon Trustee.  The
Trustee shall discharge its investment responsibilities hereunder solely in the interests of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (3) by diversifying the investments of the Plan so as to minimize the risk of large losses; and (4) in accordance with the terms of this Plan and Trust
Agreement.

     The Trustee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant's exercise of control over all or part of the investment of his Plan Accounts.
Where a Participant is directing the investment of all or part of his Accounts, the Trustee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.

                          ARTICLE XII
                  Powers and Duties of Trustee

     A.   Powers of Trustee.  Except as otherwise
provided in Article XI, the Trustee shall have the power with regard to Trust property:

          1.   to sell, convey, transfer, mortgage,
pledge, lease, or otherwise dispose of the same without the approval of any court and without obligation upon any person dealing with the Trustee to see to the application of any money or other property delivered to it;

          2.   to exchange property or securities for
other property or securities;

          3.   to keep any or all securities or other
property in the name of a nominee;

          4.   to vote, either in person or by proxy,
any shares of stock held as part of the assets of this Trust;

          5.   to collect the principal or income of
the Trust as the same shall become due and payable and, if necessary, to take such legal action as it determines to be in the best interest of the Trust to collect any sum of money due the Trust. The Trustee shall be under no obligation to commence suit unless it shall have been first indemnified by the Trust Fund with respect to expenses or losses to which it may be subjected through taking such action;

          6.   to borrow money for Trust purposes and
to have power to execute and deliver notes, mortgages, pledges, or other instruments as may be necessary in connection therewith;

          7.   to pay the expenses of the Trust out of
the Fund, including any taxes and reasonable compensation for its services as Trustee, if and to the extent that the Employer does not pay such expenses and compensation; and

          8.   generally to do all such acts, execute
all such instruments, take all such proceedings, and exercise all such rights and privileges with relation to the assets of the Trust as it deems necessary to carry out its obligations hereunder to the extent consistent with the rights of Participants and beneficiaries and the standard of care imposed by Paragraph B of Article XI.

     B.   Annual Accounts.  The Trustee within a
reasonable period following the close of each Plan Year of the Trust (not to exceed 120 days) shall render to the Employer and to the Committee a certified account of its administration of the Trust during the preceding year which shall include such information maintained by the Trustee which is necessary to enable the Plan
Administrator to comply with the reporting requirements of federal law. The Trustee is hereby relieved of all obligations of the Trustees Accounting Act of the State of Washington.

     C. Notices and Directions. Whenever a notice or direction is given to the Trustee, the instrument shall be signed in the name of the Committee as authorized in Paragraph B of Article X. The Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter, or other document believed to be genuine and to have been signed by the proper party or parties and may act thereon without notice to any Participant and without considering the rights of any Participant. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall send checks and other papers to such persons at addresses as may be furnished it by the Committee. Provided, that, a notice or direction by a Participant who has elected to direct the investment of his individual Plan Accounts shall be signed by the Participant, and the Trustee shall be protected in acting upon any such notice, resolution, order, certificate, opinion, telegram, letter or other document believed to be genuine and to have been signed by the Participant and may act thereon without notice to any Participant.

                          ARTICLE XIII
                       Trust Construction

     This agreement shall be construed in accordance with ERISA and regulations issued thereunder and, to the extent applicable, the laws of the State of Washington.

                          ARTICLE XIV
                      Liability of Trustee

     A.   Actions of Trustee Conclusive.  In the
performance of its duties under this Trust, the Trustee shall exercise good faith and comply with the standard of care imposed upon it and with the terms of this agreement. The Trustee shall have the authority to interpret its responsibilities hereunder and in the absence of fraud or breach of fiduciary responsibility, the Trustee's interpretation shall be conclusive. In case any dispute or doubt arises as to the Trustee's rights, liabilities or duties hereunder, the Trustee may employ counsel and take the advice of such counsel as it may select and shall be fully protected in acting upon and following such advice except to the extent otherwise provided by law. The Trustee shall be entitled to reimburse itself from the Trust Fund for reasonable expenses thereby incurred.

     B. Distributions by Trustee. Until the Trustee receives written notice of any agreement or occurrence having effect upon any rights hereunder, including but not limited to birth, marriage, divorce, death, and/or agreements between Spouses, the Trustee shall incur no liability for distributions made pursuant to the Committee's instructions.

                           ARTICLE XV
               Resignation and Removal of Trustee

     A. Resignation. The Trustee may resign at any time by giving the Employer one-hundred twenty (120) days' written notice of such resignation, sent by registered mail, addressed to the last known offices of the Employer, and in such event the Employer shall designate a successor Trustee within one-hundred twenty
(120) days, failing in which the Trustee shall petition the Superior Court of the State of Washington to designate a successor Trustee, which successor Trustee may be a corporate Trustee or an individual Trustee.

     B. Removal. The Employer may, by action of its Board of Directors, remove a Trustee, with or without cause, by giving the Trustee at least one-hundred twenty (120) days' written notice and by appointing a successor Trustee or Trustees, corporate or individual, or any combination of Trustees.

     C. Waiver. The Trustee and the Employer may agree to waive such written notice or may cause a resignation or removal to become effective before the running of the notice period.

     D. Settlement of Account. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either
(1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or
(2) by agreement of settlement between the Trustee, Committee, and the Employer. Upon such settlement, all right, title, and interest of such Trustee in the assets of the Trust and all rights and privileges under this agreement theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all of such Trustee's responsibility hereunder shall terminate, provided, however, that the Trustee shall execute, acknowledge, and deliver all documents and written instruments which are necessary to transfer and convey the right, title, and interest in the trust assets and all rights and privileges to the successor
Trustee.

     E.   Duties Before and After Successor's
Appointment. Pending appointment of any successor
Trustee and acceptance of such appointment, the remaining Trustee or Trustees shall have full power and authority to take any action hereunder. Upon accepting appointment as a successor Trustee, the successor
Trustee shall have the same duties and obligations as those imposed upon the Trustee by this Agreement, provided, however, no successor Trustee shall be liable or responsible for anything done or omitted in the administration of the Fund prior to the date he became
Trustee.

                          ARTICLE XVI
                             Suits

     If any person or party to this agreement shall request the Trustee to bring any action at law or suit in equity to determine any of the provisions or rights arising out of this agreement, the Trustee shall not be obligated to bring such suit unless the Trustee is fully indemnified for all costs of such action, including a reasonable sum for attorneys' fees.

                          ARTICLE XVII
                   Mergers and Consolidations

     In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

                         ARTICLE XVIII
          Amendment and Termination of Plan and Trust

     A. Right to Amend and Terminate. The Employer represents that the Plan is intended to be a continuing and permanent program for Participants, but reserves the right to terminate the Plan and Trust at any time.
The Employer may, by action of the Board, modify, alter, or amend this Plan and Trust in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant's Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or
(2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued
Benefit. in the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

     B. No Revesting. No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any
      part of the principal or income of the Trust,
except as otherwise permitted by the Plan.

     C. Exclusive Benefit of Employees. At no time during the existence of this Plan and Trust or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

     D.   Termination.

          1. This Plan and Trust shall terminate upon the occurrence of any of the following:

               a.   Written notice of the Employer to
the Trustee;

               b.   Complete discontinuance of
contributions by the
Employer;

               c.   The dissolution or merger of the
Employer unless a successor to the business agrees to continue the Plan and Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of the Employer.

          2.   In the event that the Employer is taken
over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

          3.   Notwithstanding any provision hereof to
the contrary, upon termination or partial termination of the Plan and Trust, or upon complete discontinuance of contributions to the Plan, the interest of all affected Participants and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. Upon termination, the Trust Fund shall be liquidated by the Trustee as promptly as shall then be reasonable under the circumstances, and each Participant shall receive his Accrued Benefit in the form described in Article VII, Paragraph A(4), provided that a Participant shall not receive his Deferred
Income Contribution Account, and any income thereon, on account of Plan termination unless the Plan termination occurs without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

                          ARTICLE XIX
         Top Heavy Plans Defined and Other Definitions

     A. Top Heavy Plan. The Plan is Top Heavy and subject to the requirements of this Article and Article
XX if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in the Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key
Employees who were Key Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test).
Provided, the foregoing shall not apply and the Plan shall not be Top Heavy if the Plan is Permissively
Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

     B.   Additional Definitions for Use in this
Article and Article XX.

          1.   Accrued Benefits.  Accrued Benefits
means:

               a.   for each defined contribution plan,
the Employee's account balances as of the Valuation
Date coinciding with the Determination Date, adjusted for contributions required to be made under Code
Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed; and

               b.   for each defined benefit plan, the
present value as of the Valuation Date coinciding with the Determination Date of the employee's accrued benefits determined pursuant to the plan's provisions.

     In computing a. and b., all benefits attributable to Employer contributions and all benefits attributable to Employee contributions (excluding deductible
Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the five-year period ending on the Determination
Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date and in the four preceding Plan Years are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled
Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an Employee and made after December 31, 1983, are not to be taken into consideration in computing a. and
b. above. Such rollovers and transfers on or prior to such date are to be considered. No accrued benefits of a Non-key Employee with respect to this Plan or any plan aggregated under subparagraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-
Key Employee was a Key Employee with respect to such plan for any prior Plan Year.

          2.   Controlled Group.  Controlled Group
means all employers required to be aggregated under Code Section 414(b), (c) or (m).

          3.   Determination Date.  Determination Date
means the last day of the plan year preceding the plan year in question or, in the first plan year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the plan year that falls within the same calendar year.

          4.   Key Employee.  Key Employee means any
employee or former employee of an employer (including the beneficiary of any such deceased person) who at any time during the Plan Year or any of the four preceding
Plan Years is or was:

               a.   an officer receiving annual
Compensation greater than 50% of the dollar limit in effect under Code Section 415(b)(1)(A) for any such plan year. The number of officers of all members of the Controlled Group required to be taken into account shall be limited to 50 employees (or, if lesser, the greater of three or ten percent of employees) and shall not include employees described in Code Section
414(q)(8);

               b.   one of the ten employees (i)
receiving annual Compensation greater than the dollar limit in effect under Code Section 415(c)(1)(A) for any such plan year and (ii) owning the largest interest of the employer; provided that if two employees own the same interest in the employer, the employee receiving greater annual Compensation shall be treated as having a larger interest;

               c.   an employee owning more than five
percent of the Employer;

               d.   an employee receiving annual
Compensation in excess of $150,000 and owning more than one percent of the employer.

     In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5 percent for 50 percent in subparagraph (C) of Code
Section 318(a)(2).  In the case of an unincorporated
employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b),(c) and (m) shall not apply for purposes of determining ownership of an employer.

          5.   Minimum Benefit Accrual.  Minimum
Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of
(1) 20% of average Compensation or (2) 2% of average
Compensation times Years of Service.  Average
Compensation means the average of the employee's
Compensation for the five consecutive years when the employee had the highest aggregate Compensation. Years of Service prior to January 1, 1984 are not taken into account. A Year of Service is disregarded if the Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which the Plan is top heavy is not taken into account.

          6.   Non-key Employee.  Non-key Employee
means any employee who is not a Key Employee.

          7.   Permissively Aggregated.  Permissively
Aggregated means:

               a.   the Required Aggregation Group; and

               b.   such additional plans which may be
aggregated without violating the requirements of Code
Sections 410 and 401(a)(4).

          8.   Required Aggregation Group.  Required
Aggregation Group means:

               a.   all qualified plans of the employer
and each member of the Controlled Group in which a Key
Employee is a participant; and

               b.   each other qualified plan which
must be considered along with the plans in a. in order for the Plan to meet the requirements of Code Sections
410(b) and 401(a)(4).

          9.   Super Top Heavy Plan.  A Super Top Heavy
Plan is a Top Heavy Plan as defined in this Plan with 90% substituted for 60% in the Top Heavy Test.

                           ARTICLE XX
                    Additional Requirements
                 Applicable to Top Heavy Plans

     A.   Minimum Vesting Requirements.  For each Plan
Year that the Plan is subject to the provisions of this Article, a Participant's nonforfeitable Accrued Benefit in his Employer Matching Contribution Accounts and
Deferred Income Contribution Account shall be immediately 100% vested and nonforfeitable.

     B.   Minimum Employer Contributions.

          1.   General Rule.  Except as provided in
subparagraphs 2. and 3. hereof, for each Plan Year that the Plan is subject to the provisions of this Article, each Non-key Employee Participant shall receive an allocation, without regard to any Social Security contribution, to his Employer Contribution Account of the lesser of:

               a.   three percent of his Compensation
(as defined in Article II, Paragraph G), or

               b.   the highest percentage of
Compensation (as defined in Article II, Paragraph G) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of the Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.

     In applying this subparagraph 1., failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive
Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Paragraph B.

          2.   Exceptions.  Subparagraph 1. does not
apply with respect to a Participant who

               a.   terminates employment with the
Employer and all members of the Controlled Group prior to the last day of the Plan Year, or


               b.   is a participant in another defined
contribution plan which is in the Required Aggregation
Group and receives an allocation to his employer contribution account in such plan equal to the above
(for the plan year ending on or before the Determination Date), or

               c.   is a participant in a defined
benefit plan which is in the Required Aggregation Group and receives thereunder for the plan year the Minimum
Benefit Accrual for the plan year ending on or before the Determination Date.
          3.   Employee Participating in Defined
Benefit Plan. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the plan year ending on or before the Determination Date, subparagraph 1. shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

     4.   Specific Rules.  In determining the Minimum
Employer Contribution hereunder, the following rules
shall govern:            a.

     Compensation in excess of $200,000 (as adjusted pursuant to Code Section 416(d) (2)) shall not be considered.

     b. The Non-key Employee's account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code
Section 412.

     c.   Tax-deferred contributions by Non-Key
Employees to a qualified plan shall be disregarded; tax-deferred contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

     C.   Adjustment to Maximum Permissible Benefits
Where Employer Maintains a Defined Contribution Plan and a Defined Benefit Plan. If the Plan is subject to the provisions of this Article for a Plan Year, the number "1" shall be substituted for the number "1.25" in the definition of defined benefit fraction and defined contribution fraction as defined in Article V, Paragraph C.3. hereof. The Plan shall be subject to the requirements of this Paragraph for any Plan Year unless (1) the Minimum Employer Contribution required by Paragraph B hereof is not less than 4% or the Minimum Benefit Accrual is not less than the lesser of 3% per Year of Service or 30%, and (2) the Plan is not a Super Top-Heavy Plan.

                          ARTICLE XXI
                  Right to Discharge Employees

     Neither the establishment of the Plan and Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.


                          ARTICLE XXII
                    Return of Contributions;
                Declaration of Trust Contingent
              on Internal Revenue Service Approval

     Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

     Contributions may be returned to the Employer in the amount involved, within one year of the mistaken payment of the contribution, the date of denial of qualification, or disallowance of a deduction, as the case may be.

     This Plan and Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal
Revenue Code. In the event that the Commissioner of Internal Revenue determine that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer
(plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

                         ARTICLE XXIII
                     Rollover Contributions

     Subject to such terms and conditions as may from time to time be established by the Committee, an Employee of the Employer, whether or not a Participant, may make (1) a direct rollover to this Plan from another qualified retirement plan or from an IRA that held only assets from a qualified retirement plan or
(2) a rollover contribution to this Plan of all or part of the assets distributed to the Participant from another qualified retirement plan or from an IRA that held only assets from a qualified retirement plan, provided that such amounts are contributed to the Plan within sixty (60) days following receipt of the distribution by the Employee and do not include any Employee after-tax contributions from a qualified retirement plan. All direct rollovers and rollover contributions shall be credited to a special Rollover
Account on behalf of the Employee and accounted for separately, but shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan. A Participant's Rollover
Account shall, at all times, be 100% vested and nonforfeitable.

                          ARTICLE XXIV
                    Trust-to-Trust Transfers


     A.   Trust-to-Trust Transfers.  This Article
applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     B.   Definitions.

          1.   Eligible rollover distribution.  An
eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          2.   Eligible retirement plan.  An eligible
retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section
401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          3.   Distributee.  A distributee includes an
employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          4. Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

     IN WITNESS WHEREOF, the parties hereto have caused this Deferred Income Plan and Trust to be executed the day and year first above mentioned.

ELDEC CORPORATION
By
Its TRUSTEES:


U.S. TRUST COMPANY OF
THE PACIFIC NORTHWEST

By
Its DAVID NEILS

CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 of our reportS dated January 22, 1996, appearing in and incorporated by reference in the Annual Report on Form
10-K of Crane Co. for the year ended December 31, 1995.



/s/DELOITTE & TOUCHE LLP
Stamford, Connecticut
November 21, 1996